UniCredit Uncommitted MML Template 10208387728-v5 70-40708887 AGCO INTERNATIONAL GMBH AND UNICREDIT BANK AG, LONDON BRANCH AS BANK UNCOMMITTED MONEY MARKET LOAN FACILITY DATED June 27, 2022 Exhibit 10.1

10208387728-v5 70-40708887 CONTENTS Clause Page 1. Definitions and Interpretation ........................................................................................... 1 2. The Facility ........................................................................................................................ 7 3. Bank's Discretion ............................................................................................................... 7 4. Conditions Precedent ......................................................................................................... 7 5. Loan ................................................................................................................................... 7 6. Facility Amount ................................................................................................................. 8 7. Repayment ......................................................................................................................... 8 8. Prepayment and Cancellation ............................................................................................ 9 9. Interest ............................................................................................................................... 9 10. Costs and Expenses ........................................................................................................... 9 11. Payments ........................................................................................................................... 9 12. Increased Costs and Indemnities ..................................................................................... 11 13. Representations ............................................................................................................... 13 14. Undertakings ................................................................................................................... 15 15. Notices ............................................................................................................................. 18 16. Assignment and Transfer ................................................................................................. 19 17. Disclosure of Information ............................................................................................... 19 18. Partial Invalidity .............................................................................................................. 19 19. Rights and Remedies ....................................................................................................... 20 20. Entire Agreement ............................................................................................................ 20 21. Counterparts .................................................................................................................... 20 22. Governing Law and Jurisdiction ..................................................................................... 20 23. Contractual Recognition of Bail In ................................................................................. 20

10208387728-v5 - 1 - 70-40708887 This Agreement is dated and made between: (1) AGCO International GmbH with its principal place of business at Victor Von Bruns- Strasse 17, 8212 Neuhausen am Rheinfall, Switzerland, Swiss company registration no. CHE-1113.744.501 (the "Borrower"); and (2) UniCredit Bank AG, London Branch, the branch office of UniCredit Bank AG (a company limited by shares incorporated under the laws of Germany registered in the commercial register of the local court of Munich under number HRB42148) with registered branch number BR001757 and whose registered address is Moor House, 120 London Wall, London EC2Y 5ET (the "Bank"). 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions: In this Agreement: "€", “EUR” and "euro" denote the single currency of the Participating Member States. "£", “GBP” and "sterling" denote the lawful currency of the United Kingdom. "$", "USD" and "dollars" denote the lawful currency of the United States of America. "Affiliate" means, in relation to a person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Aggregate Outstandings" means, at any time, the aggregate of the equivalents (as calculated by the Bank) in the Base Currency of the amounts outstanding under the Facility, calculated, where applicable, by reference to the Base Currency Equivalent of the amount in question and so that, where the calculation is made for the purpose of determining whether or not a Loan may be made, such calculation shall be made as if the relevant Loan had taken place. "Anti-Corruption Laws" means all laws, rules, and regulations applicable to, and binding on, the Borrower or any of its Subsidiaries concerning or relating to bribery or corruption. "Bail-in Legislation" means in relation to a member state of the European Economic Area which has implemented, or which at an time implements, the BRRD, the BRRD, the SRMR, the relevant national implementing laws, regulations, rules, regulatory technical standards or requirements. "Bail-in Powers" means any write-down and conversion powers which can be exercised by the Relevant Resolution Authority in a resolution scenario under the Bail- in Legislation, including, without limitation: (i) the power to reduce, including to reduce to zero, the principal amount of or outstanding amount due in respect of eligible liabilities, of an institution under resolution;

10208387728-v5 - 2 - 70-40708887 (ii) the power to convert eligible liabilities of an institution under resolution into ordinary shares or other instruments of ownership of that institution or entity subject to Bail-In Legislation, a relevant parent institution or a bridge institution to which assets, rights or liabilities of the institution or the entity subject to Bail-In Legislation are transferred; (iii) the power to cancel debt instruments issued by an institution under resolution except for secured liabilities subject to general exclusion from bail-in tools pursuant to the BRRD; and (iv) the power to amend or alter the maturity of debt instruments and other eligible liabilities issued by an institution under resolution or amend the amount of interest payable under such instruments and other eligible liabilities, or the date on which the interest becomes payable, including by suspending payment for a temporary period, except for secured liabilities subject to general exclusion from bail-in tools pursuant to the BRRD. "Base Currency" means euro. "Base Currency Equivalent" means, at any time in respect of any amount denominated or expressed in a currency other than the Base Currency, that amount converted into the Base Currency at the Spot Rate. "Base Rate" means in respect of any Loan, the rate notified to the Borrower by the Bank in writing (including, for the avoidance of doubt, by e-mail) prior to drawdown of that Loan as being the Bank's base lending rate and if that rate is less than zero, the Base Rate shall be deemed to be zero. "Blocking Law" means: (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EU or the United Kingdom (including as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018)); (b) section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung); or (c) any similar blocking or anti-boycott laws or regulations. "Break Costs" means the amount (if any) by which: (a) the interest which the Bank should have received for the period from the date of receipt of all or any part of a Loan or other unpaid sum to the last day of the current Interest Period in respect of that Loan or other unpaid sum, had the principal amount or unpaid sum received been paid on the last day of that Interest Period;

10208387728-v5 - 3 - 70-40708887 exceeds: (b) the amount which the Bank would be able to obtain by placing an amount equal to the principal amount or unpaid sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended. "BRRD Liability" means a liability of the Bank under this Agreement in respect of which the relevant write down and conversion powers may be exercised. "Business Day" means: (a) a day (other than Saturday or Sunday) on which banks are open for general business in London and Zurich, Switzerland; and (b) in relation to any date for payment or purchase of a currency other than the Base Currency, any day on which the principal financial centre of the country of that currency is open for general business. "Drawdown Request" means a notice delivered (whether verbally or in writing) by the Borrower to the Bank which complies with the conditions set out in Clause 5 (Loan). "Expiry Date" means 31st December 2026 (or such other date on which the Bank notifies the Borrower in writing that the Agreement is terminated). "Facility" means the uncommitted money market loan facility made available under this Agreement, as described in Clause 2 (The Facility). "Facility Amount" means €100,000,000, to the extent not utilised in any manner, cancelled or reduced under this Agreement. "Finance Document" means this Agreement, any written Drawdown Request, any Guarantee, and any other document designated as such by the Bank and the Borrower. "Group" means the Parent and each of its Subsidiaries for the time being. "Guarantee" if applicable, means the guarantee issued by the Guarantor in favour of the Bank guaranteeing the obligations of the Borrower under this Agreement entered into on or around the date of this Agreement. "Guarantor" means AGCO Corporation. "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "Interest Period" means: (a) in respect of dollars, two weeks / one month / three months;

10208387728-v5 - 4 - 70-40708887 (b) in respect of euro, one week / one month / three months; and (c) in respect of sterling, one week / one month / two months / three months. "Loan" means a loan made or to be made under this Facility or the principal amount outstanding for the time being of that loan. "Material Adverse Effect" means a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; (b) the ability of the Borrower and the Group taken as a whole to perform the payment obligations under any Finance Document; or (c) the validity or enforceability of any Finance Document or the rights or remedies of the Bank under any Finance Document. "Money Laundering Laws" has the meaning give to it in Clause 13.10 (Anti-Money laundering). "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury. "Optional Currency" if applicable, means any currency which is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency. "Parent" means AGCO Corporation. "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. "Relevant Market" means: (a) in relation to euro, the European interbank market; and (b) in relation to dollars, the London interbank market. "Relevant Resolution Authority" means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Liability of this Agreement. "Restricted Party" means a person: (a) listed on, or owned or controlled (as such terms are used in the relevant guidance to applicable Sanctions or by any Sanctions Authority) by a person who is listed on, any Sanctions List; (b) located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions, (at the time of this Agreement,

10208387728-v5 - 5 - 70-40708887 Cuba, Iran, North Korea, Syria, the Crimea region, Sevastopol, Luhansk and Donezk); (c) a government, or agency or instrumentality owned or controlled by a government, of a country or territory referred to in paragraph (b) above; or (d) otherwise the subject of Sanctions. "Qualifying Bank" means a person or entity (including any commercial bank or financial institution (irrespective of its jurisdiction of organization)) which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch. "Restricted Transaction" has the meaning given to it in Clause 14.7.2. "Sanctions" means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, imposed, enacted or enforced by a Sanctions Authority. "Sanctions Authority" means: (a) the Security Council of the United Nations; (b) the United States of America; (c) the United Kingdom; (d) the European Union; and (e) the governments and official institutions or agencies of any of paragraphs (a) through (d) above, including OFAC, the United States Department of State, Her Majesty's Treasury and the Department of International Trade of the United Kingdom. "Sanctions List" means any of the lists of specially designated nationals or designated or sanctioned persons issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time, including the Specially Designated Nationals and Blocked Persons list maintained by OFAC and the Consolidated List of Financial Sanctions Targets issued by Her Majesty's Treasury. "Spot Rate" means in respect of any day, the Bank's spot rate of exchange for the purchase of the relevant currency with the Base Currency at or about 11 a.m. on a particular day. "Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006. "Swiss Federal Tax Administration" means the tax authorities referred to in Article 34 of the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer, SR 642.21).

10208387728-v5 - 6 - 70-40708887 "Swiss Withholding Tax" means the tax levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), together with the related ordinances, regulations and the guidelines, all as amended and applicable from time to time. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). 1.2 Construction Unless a contrary indication appears, any reference in this Agreement to: (a) this "Agreement" or any other agreement or instrument is a reference to this Agreement or other agreement or instrument as amended, novated, supplemented, extended or restated; (b) "assets" includes present and future properties, revenues and rights of every description; (c) "Bank" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (d) a "certified copy" of a document to be produced by or in relation to a company are references to a copy of that document which has been certified by an authorised officer of the Borrower as being true, complete and up-to-date; (e) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (f) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (g) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (h) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (i) a provision of law or regulation is a reference to that provision as amended or re-enacted; and (j) a time of day is a reference to London time.

10208387728-v5 - 7 - 70-40708887 1.2.2 Section, Clause, Schedule and Annex headings are for ease of reference only. 1.2.3 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.3 Third party rights A person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. 2. THE FACILITY Subject to the terms of this Agreement, the Bank provides the Borrower with an uncommitted money market loan facility in an aggregate amount equal to the Facility Amount. 3. BANK'S DISCRETION The Bank shall be entitled to either make available, or decline to make available, any Loan requested by the Borrower in accordance with this Agreement and, notwithstanding any other provision of the Finance Documents, nothing in any Finance Document shall commit the Bank to make available any Loan requested by the Borrower in accordance with this Agreement. 4. CONDITIONS PRECEDENT 4.1 Initial Conditions Precedent The Borrower may not deliver a Drawdown Request unless the Bank has received the documents and other evidence specified in Annex 1 in form and substance satisfactory to it. 5. LOAN 5.1 Without prejudice to Clause 3 (Bank's Discretion), the Borrower may request that the Bank makes a Loan available to it by providing the Bank not less than 1 Business Day’s prior notice. 5.2 A Drawdown Request may be made by the Borrower verbally or in writing to the Bank's Corporate Treasury Sales (Dealer) or in accordance with such other notice details as the Bank may from time to time advise to the Borrower in writing. The Bank may accept and rely on telephone or electronic mail communications received by the Bank purporting to be given by a duly authorised officer of the Borrower. 5.3 Each Drawdown Request shall be irrevocable and must specify (whether verbally or in writing): 5.3.1 the requested date on which that Loan is to be made (which must be a Business Day and must be prior to the Expiry Date);

10208387728-v5 - 8 - 70-40708887 5.3.2 the amount of the requested drawdown of that Loan (which must be at least € 1 million (or its equivalent in any applicable Optional Currency (as calculated in accordance with the Base Currency Equivalent)) or, if less, the Facility Amount); 5.3.3 the currency of that Loan (which must either be the Base Currency or an Optional Currency); and 5.3.4 the requested Interest Period of that Loan (which must comply with the Interest Periods available for selection in respect of that currency as set out in the definition of Interest Period). 5.4 Only one Loan may be requested in each Drawdown Request. 5.5 A Loan has one Interest Period only. 5.6 The proceeds of each Loan shall be credited to such account(s) as the Borrower shall from time to time advise the Bank in writing. 6. FACILITY AMOUNT 6.1 The Facility shall be immediately cancelled on the Expiry Date. Notwithstanding any other rights or remedies available to the Bank and the Borrower's other obligations under the Finance Documents, the Bank may, at any time, by written notice to the Borrower cancel the whole or any part of the Facility, whereupon it shall immediately be cancelled; and/or 6.1.1 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or 6.1.2 declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Bank. 6.2 If, at any time, the Bank determines for any reason (including, without limitation, as a result of a change in the Base Currency Equivalent of any Loan) that the Aggregate Outstandings exceed the Facility Amount (such difference being the "Excess"), the Bank may (without prejudice to any of its other rights under this Agreement) by notice to the Borrower require that the Borrower prepays all or part of the Loans in an amount equal to the Excess within three Business Days of the Bank providing written notice to the Borrower. 7. REPAYMENT 7.1 The Borrower shall repay each Loan on the last day of its Interest Period. 7.2 Subject always to Clause 10.1, the Borrower may prepay any Loan in whole or in part, subject to a minimum amount of €1,000,000, by giving the Bank not less than 5 Business Days’ notice.

10208387728-v5 - 9 - 70-40708887 7.3 The Borrower may make a maximum of 5 prepayments per calendar year, or such additional number of prepayments as may be agreed between the Borrower and the Bank. 7.4 Any repayment or prepayment under this Agreement shall be made together with accrued interest on the amount repaid or prepaid and, subject to any Break Costs, without premium or penalty. 8. PREPAYMENT AND CANCELLATION 8.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for the Bank to perform any of its obligations as contemplated by any Finance Document or to fund or maintain its participation in any Loan: 8.1.1 the Bank shall promptly notify the Borrower upon becoming aware of that event; 8.1.2 upon the Bank notifying the Borrower, the Facility will be immediately cancelled; and 8.1.3 the Borrower shall repay each Loan on the last day of the Interest Period occurring after the Bank has notified the Borrower, or, if earlier, the date specified by the Bank in the notice delivered to the Borrower. 9. INTEREST 9.1 The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period. 9.2 The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is equal to the Base Rate. 9.3 If the Borrower fails to pay any amount payable by it under any Finance Document by its due date, the Bank shall charge interest on the overdue amount at 2% per annum higher than the rate which would have otherwise been payable if the overdue amount constituted a Loan under this Agreement, from the due date up to the date of actual payment (both before and after judgment). Any interest accruing under this Clause 9.3 shall be immediately payable by the Borrower on demand by the Bank. 10. COSTS 10.1 Break Costs If any part of any Loan is prepaid or repaid prior to the last day of an Interest Period, the Borrower will pay to the Bank the Break Costs on demand. 11. PAYMENTS 11.1 Payments

10208387728-v5 - 10 - 70-40708887 All payments by the Borrower under any Finance Document shall be made, without set-off or counterclaim and, subject to Clause 11.2 (Grossing-up), free and clear of any deductions or withholdings in the Base Currency, in same day funds or where the payment is required by any Finance Document to be made in an Optional Currency, in immediately available funds (or such others funds as may then be customary for the settlement of international banking transactions in the relevant currency) on the due date to the account notified to the Borrower by the Bank for this purpose. 11.2 Grossing-up If at any time the Borrower is required by law to make any deduction or withholding in respect of any Taxes from any payment under any Finance Document or in respect of a Loan, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the relevant due date and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which the Bank would have received had no such deduction or withholding been required to be made. The Borrower shall promptly deliver to the Bank receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding. 11.3 Business Days 11.3.1 Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). 11.3.2 During any extension of the due date for payment of any principal or unpaid sum under any Finance Document, interest is payable on the principal or unpaid sum at the rate payable on the original due date. 11.4 Accounts In any litigation or arbitration proceedings arising out of or in connection with any Finance Document, the entries made in the accounts maintained by the Bank are prima facie evidence of the matters to which they relate. 11.5 Certificates and Determinations Any certification or determination by the Bank of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 11.6 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice). 11.7 Set-Off

10208387728-v5 - 11 - 70-40708887 11.7.1 The Bank may set off any matured obligation due from the Borrower under any Finance Document (to the extent beneficially owned by the Bank) against any matured obligation owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 11.7.2 All payments to be made by the Borrower under any Finance Document shall be calculated and be made without (and free and clear of any deduction for) set- off or counterclaim. 11.8 Final Maturity Without prejudice to Clause 6.1, the Borrower shall repay all outstanding Loans and all interest, fees and other sums (if any) then owing to Bank no later than the Expiry Date. 12. INCREASED COSTS AND INDEMNITIES 12.1 Increased costs (i) Not Used. 12.2 Exception to Increased costs Nothing in Clause 12.1 (Increased costs) shall entitle the Bank to compensation for any such increased cost, reduction, payment or foregone return to the extent that the same is the subject of an additional payment under Clause 11.2 (Grossing-up). 12.3 Indemnities Currency indemnity 12.3.1 If any sum due from the Borrower under any Finance Document (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (a) making or filing a claim or proof against the Borrower; (b) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Bank against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. 12.3.2 The Borrower waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency or currency unit other than that in which it is expressed to be payable.

10208387728-v5 - 12 - 70-40708887 12.4 Other indemnities 12.4.1 The Borrower shall, within three Business Days of demand, indemnify the Bank against any cost, loss or liability incurred by it as a result of: (a) a failure by the Borrower to pay any amount due under any Finance Document on its due date; (b) without prejudice to Clause 3 (Bank's Discretion), funding, or making arrangements to fund a Loan requested by the Borrower but not made by reason of the operation of any one or more of the provisions of any Finance Document (other than by reason of default or negligence by the Bank alone); or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement in connection with (a) and (b) above. 12.4.2 The obligations of the Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including: (a) any time, waiver or consent granted to, or composition with, the Borrower; (b) the release of any other person under the terms of any composition or arrangement with any creditor or any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under this Agreement or other document; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings.

10208387728-v5 - 13 - 70-40708887 13. REPRESENTATIONS The Borrower makes the representations and warranties set out in this Clause 13 on the date of this Agreement. 13.1 Status 13.1.1 It is a company with limited liability, duly incorporated and validly existing under the law of Switzerland. 13.1.2 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 13.2 Binding obligations The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations. 13.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: 13.3.1 any law or regulation applicable to it; 13.3.2 its or any of its Subsidiaries' constitutional documents; or 13.3.3 any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets. 13.4 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents. 13.5 Validity and admissibility in evidence All authorisations required or desirable: 13.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents; and 13.5.2 to make the Finance Documents admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. 13.6 No default No event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its

10208387728-v5 - 14 - 70-40708887 (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect. 13.7 Pari passu ranking Its payment obligations under the applicable Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 13.8 No proceedings 13.8.1 No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. 13.8.2 No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries. 13.9 Anti-bribery and anti-corruption It and, to its knowledge, each of its Subsidiaries, has conducted and is conducting its and their business in compliance with all Anti-Corruption Laws. 13.10 Anti-Money laundering 13.10.1 It and, to its knowledge, each of its Subsidiaries, has conducted and is conducting its business in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to, and binding on, it or any of its Subsidiaries (collectively, the "Money Laundering Laws"); 13.10.2 no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to its knowledge, threatened; and 13.10.3 no funds or other consideration that it contributes in connection with any transaction under any Finance Document will have been derived from any activity that is deemed criminal under Money Laundering Laws. 13.11 Sanctions To the best of its knowledge, neither it, nor any of its Subsidiaries, nor its or their directors, officers, agents, employees or Affiliates: 13.11.1 is in breach of any Sanctions;

10208387728-v5 - 15 - 70-40708887 13.11.2 is a Restricted Party or acts directly or indirectly on behalf of a Restricted Party; or 13.11.3 has received written notice of any claim, action, demand, proceedings or (to the best of its knowledge) investigation by a Sanctions Authority with respect to non-compliance with Sanctions, other than to the extent that giving, complying with or receiving the benefit of such representation/warranty would result in a violation of any applicable Blocking Law. 13.12 Ownership It is wholly beneficially and legally owned by the Parent. 13.13 Repetition The representations set out in Clauses 13.1 (Status) to 13.12 (Ownership) are deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the date of that Drawdown Request and the first day of each Interest Period. 14. UNDERTAKINGS The undertakings in this Clause 14 remain in force from the date of this Agreement for so long as a Loan is outstanding under this Agreement or any part of the Facility Amount is available for drawing. 14.1 Notifications The Borrower shall promptly: 14.1.1 supply to the Bank all documents dispatched by the Borrower to its creditors generally at the same time as they are dispatched; 14.1.2 upon becoming aware of them, notify the Bank of the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; 14.1.3 upon becoming aware of them, notify the Bank of the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; 14.1.4 provide the Bank with such further information regarding the financial condition, business and operations of any member of the Group as the Bank may reasonably request; 14.1.5 notify the Bank if: (a) any of its financial indebtedness is not paid when due nor within any originally applicable grace period;

10208387728-v5 - 16 - 70-40708887 (b) any of its financial indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); or (c) any of its creditors becomes entitled to declare any of the Borrower's financial indebtedness due and payable prior to its specified maturity as a result of an event of default (however described); 14.1.6 notify the Bank if: (a) it is or becomes insolvent or ceases or threatens to cease to carry on its business in the normal course; (b) any bona fide action is taken (whether by the Borrower or any other person) which is likely to result in the instigation of a process for or analogous to the receivership, administration, liquidation or dissolution of the Borrower; or (c) any of the assets or undertaking of the Borrower is subject to execution or attachment; 14.1.7 notify the Bank if the Guarantee or any other guarantee, security or other document or arrangement relied upon by the Bank in connection with the Facility ceases to be continuing, or ceases to remain in full force and effect; 14.1.8 notify the Bank of any breach by it of any provision of the Finance Documents; 14.1.9 notify the Bank if any representation or statement made or deemed to be made by it in the Finance Documents or any other document delivered by or on behalf of it under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and 14.1.10 notify the Bank if any of the events referred to in Clauses 14.1.5 to 14.1.9 above occurs in respect of any of Subsidiary of the Borrower or in respect of any Guarantor. 14.2 "Know your customer" checks 14.2.1 If: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of the Borrower (or of a Holding Company of the Borrower) after the date of this Agreement; or (c) a proposed assignment or transfer by the Bank of any of its rights and obligations under this Agreement to a party that is not the Bank prior to such assignment or transfer,

10208387728-v5 - 17 - 70-40708887 obliges the Bank (or, in the case of paragraph (c) above, any prospective new lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Bank (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new lender) in order for the Bank or, in the case of the event described in paragraph (c) above, any prospective new lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. General Undertakings 14.3 Authorisations The Borrower shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Bank of, any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Finance Documents. 14.4 Compliance with laws The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 14.5 Change of business The Borrower shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement to the extent that such change would detrimentally affect the performance of its obligations hereunder. 14.6 Anti-bribery; anti-corruption; anti-money laundering The Borrower shall and shall procure that each of its Subsidiaries shall: 14.6.1 conduct its business in compliance with Anti-Corruption Laws and Money Laundering Laws; and 14.6.2 not knowingly use all or part of any proceeds of a Loan, or lend, permit, contribute or otherwise make available such proceeds to any person in furtherance of any offer, payment, promise to pay, or authorisation of the

10208387728-v5 - 18 - 70-40708887 payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws and Money Laundering Laws. 14.7 Sanctions The Borrower shall (and shall require that each member of the Group and each of its and their directors, officers, agents, employees or Affiliates will): 14.7.1 comply in all respects with applicable Sanctions except where failure to do so would not reasonably be expected to result in a Material Adverse Effect; 14.7.2 not knowingly use the proceeds of a Loan, directly or indirectly, for the purpose of, making a loan to, investing in or contributing to any trade, business or other activities with any Restricted Party (a "Restricted Transaction"), insofar as such contribution would violate any applicable Sanctions by the Borrower or the Bank, unless such Restricted Transaction is authorised by the applicable Sanctions Authority (and so long as Bank can benefit from such authorisation); and 14.7.3 not knowingly fund all or part of any payment due to the Bank under any Finance Document out of proceeds derived (directly or indirectly) from business or transactions with a Restricted Party or from any action which is prohibited by Sanctions, other than to the extent that giving, complying with or receiving the benefit of such undertaking/covenant would result in a violation of any applicable Blocking Law. 14.8 Change of Ownership The Borrower shall promptly notify the Bank if it is no longer wholly beneficially and legally owned by the Parent. 15. NOTICES 15.1 Subject to Clause 5.2, any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter. 15.2 The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below, or any substitute address or email address or department or officer as the Borrower may notify to the Bank (or the Bank may notify to the Borrower) by not less than five Business Days' notice. 15.3 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: 15.3.1 if by way of email, when received in legible form; or

10208387728-v5 - 19 - 70-40708887 15.3.2 if by way of letter, when it has been left at the relevant address or three Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 15.2, if addressed to that department or officer. 15.4 Any communication or document which becomes effective, in accordance with Clause 15.3 above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 16. ASSIGNMENT AND TRANSFER 16.1 The Borrower may not assign any of its rights or transfer any its rights or obligations under the Finance Documents without the prior written consent of the Bank. 16.2 Without the prior written consent of the Borrower, the Bank shall not be entitled to assign any of its rights or transfer by novation any of its rights and obligations except in the following circumstances: 16.2.1 the assignment or transfer is to a Qualifying Bank; 16.2.2 all the following conditions are met: (i) the relationship between the Bank and the other person is that of a debtor and creditor (including in the bankruptcy or similar event of the Bank or Borrower); and (ii) the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Bank under or in relation to this Agreement; and (iii) the other person will under no circumstances (y) be subrogated to, or substituted in respect of, the Bank's claims under this Agreement; and (z) have otherwise any contractual relationship with, or rights against, the Borrower under or in relation to this Agreement; or 16.2.3 the Bank provides a tax ruling of the Swiss Federal Tax Administration confirming that, upon completion of the contemplated transfer, the Borrower shall not be required to withhold the Swiss Withholding Tax from payments hereunder. 17. DISCLOSURE OF INFORMATION The Bank may disclose to a potential transferee or assignee or to any other person who may propose entering into contractual relations with the Bank in relation to the Finance Documents such information about the Borrower, the Borrower's financial affairs and the terms of the Finance Documents as it shall consider appropriate (subject to applicable law). 18. PARTIAL INVALIDITY If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or

10208387728-v5 - 20 - 70-40708887 enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 19. RIGHTS AND REMEDIES No failure to exercise or delay by the Bank in exercising any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement. No election to affirm this Agreement shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law. 20. ENTIRE AGREEMENT This Agreement constitute the entire agreement between the parties in relation to the Facility and supersedes any previous agreement, whether express or implied, regarding the Facility. 21. COUNTERPARTS This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 22. GOVERNING LAW AND JURISDICTION 22.1 This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 22.2 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). 22.2.1 The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary. 22.2.2 Notwithstanding Clause 22.2.1 above, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions. 23. CONTRACTUAL RECOGNITION OF BAIL IN 23.1 The Borrower accepts and agrees that a BRRD Liability of the Bank arising under or in connection to this Agreement, including liabilities arising out from any judgement or settlement relating to this Agreement, (i) may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and (ii) acknowledges, accepts, and agrees:

10208387728-v5 - 21 - 70-40708887 (a) to be bound by the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Bank under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion of, or cancellation of the principal amount or outstanding amount due, including any accrued but unpaid interest, in respect of the BRRD Liability; (ii) the conversion of all, or a portion, of the BRRD Liability into shares or other instruments of ownership; (b) to be aware of the Bail-in Powers of the Relevant Resolution Authority in accordance with the relevant national law transposing those powers; (c) that the terms of this Agreement may be varied as necessary to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority and that such variations shall be binding on the Borrower irrespective of its consent; (d) that the ordinary shares or other instruments of ownership may be issued or conferred on the Borrower as a result of the exercise of the Bail-in Powers; and (e) that this Clause is exhaustive on the matters set forth herein to the exclusion of any other agreements, arrangements or undertaking between the parties to this Agreement relating to the subject matter of this Agreement. This Agreement has been entered into on the date stated at the beginning of this Agreement.

10208387728-v5 - 22 - 70-40708887 Annex 1 Initial Conditions Precedent (a) a certified copy of the Borrower's constitutional documents (being pdf- scans of a legalized copy of the current articles of incorporation (Statuten) of the Borrower and of a legalized commercial register extract (Handelsregisterauszug)); (b) evidence of the individual’s authority to execute the Finance Documents on behalf of the Borrower or the Guarantor (as appropriate) and to perform the transactions contemplated by them; (c) a specimen of the signature of each person authorised to sign the Finance Documents to which it is a party on behalf of the Borrower; (d) a certificate of the Borrower (signed by an authorised signatory) confirming that borrowing the Facility Amount would not cause any borrowing or similar limit binding on it to be exceeded; (e) a certified copy of the Borrower's most recent financial statements; (f) an executed copy of the Guarantee; (g) all documents requested by the Bank to enable it to comply with all required "know your customer" or other similar checks pursuant to any applicable law or regulation; and (h) any other opinions, valuations, certificates, assurances or other documents which the Bank may reasonably require.

10208387728-v5 - 23 - 70-40708887 SIGNATURES TO UNCOMMITTED MONEY MARKET LOAN FACILITY Signed for and on behalf of UniCredit Bank AG, London Branch as the Bank ……………………………………………. Authorised Signatory of the Bank ……………………………………………. Name ……………………………………………. Authorised Signatory of the Bank ……………………………………………. Name Attention: Address: Email: James Buckle UniCredit Bank AG, London Branch Moor House, 120 London Wall, London EC2Y 5ET james.buckle@unicredit.eu Alan John Holmes

10208387728-v5 - 24 - 70-40708887 Signed for and on behalf of AGCO International GmbH in accordance with its board resolution ……………………………………………. Managing Officer/Authorized Signatory …Frédéric Devienne..……………………. Name Attention: AGCO International GmbH Address: Victor von Bruns-Str. 17, 8212 Neuhausen am Rheinfall, Switzerland Email: Frederic.Devienne@agcocorp.com ……………………………………………. Managing Officer/Authorized Signatory …Konstantin Meier-Kulenkampff.………. Name Attention: AGCO International GmbH Address: Victor von Bruns-Str. 17, 8212 Neuhausen am Rheinfall, Switzerland Email: Konstantin.Meier-Kulenkampff@agcocorp.com